Exhibit 1

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $1.00 per share, of Avatar Holdings Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated: August 4, 2003




                                     ODYSSEY PARTNERS, L.P.

                                     By: /s/ Jack Nash
                                         ---------------------------------
                                         Name: Jack Nash
                                         Title: General Partner




                                         /s/ Jack Nash
                                         --------------------------------
                                         Jack Nash